Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-156112) of Golden State Water Company of our report dated March 12, 2010 relating to the financial statements of Golden State Water Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 12, 2010